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                                                                    EXHIBIT 10.1

                             AMENDMENT NO. 1 TO THE
                        GENEVA STEEL MANAGEMENT EMPLOYEE
                            SAVINGS AND PENSION PLAN

         The Geneva Steel Management Employee Savings and Pension Plan (the "Plan"), as amended and restated generally effective January 1, 1994, is hereby amended effective (unless otherwise provided below) as of January 1, 1997 as follows:

         1. Section 2.1 shall be amended by the deletion of the word "or" from the end of Section 2.1(c), and the addition of the following after Section 2.1(d):

                 (e) Compensated for services by an entity other than a Participating Company and for any reason is deemed to be an Employee;

                 (f) Subject to a written agreement that provides that such individual is ineligible to participate in the Plan;

                 (g) Designated (or is in a group of Employees who are designated) in writing by a Participating Company as ineligible to participate in the Plan; or

                 (h) Is an individual who has not been treated by a Participating Company as an Employee and, for that reason, the Participating Company has not withheld employment taxes with respect to that individual, even in the event that the individual is determined, retroactively, to have been an Employee.

         2. The first sentence of Section 7.1 shall be amended to read as follows:

                 7.1 Limitation on Contributions. The Annual Additions allocated or contributed to a Participant for any Plan Year shall not exceed the lesser of the following:

                 (a)      $30,000; or

                 (b)      25% of the Participant's Compensation for such year.
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         3.      Effective August 1, 1997, Section 8.2 shall be amended to read as follows:

                 8.2 Investment Funds. The Trust Fund established under the Plan shall consist of the Balanced Fund, the Equity Fund, the Short-Term Income Fund, the Bond Fund, the Geneva Stock Fund, and the Life Insurance Fund. The Company may change the available Investment Funds at any time in its sole discretion by adding Investment Funds, removing Investment Funds, or changing Investment Funds. The Balanced, Equity, Short-Term Income, Bond, Geneva Stock and Life Insurance Funds shall be invested and reinvested as follows:

                          (a) The Balanced Fund shall be invested in those investments selected by the Company that are designed to achieve a balance between capital appreciation and preservation of capital and generation of income.

                          (b) The Equity Fund shall be invested in equity securities or in such other types of equity investments as are authorized by the Trust Agreement.

                          (c) The Short-Term Income Fund shall be invested in short term fixed-income investments as are authorized by the Trust Agreement.

                          (d) The Bond Fund shall be invested primarily in debt instruments or other types of debt investments as are authorized by the Trust Agreement.

                          (e) The Geneva Stock Fund shall be invested primarily in Geneva Stock, except that small amounts in the Stock Fund may be invested in interest-bearing short-term debt obligations, money market instruments, savings accounts or similar investments. The Geneva Stock Fund shall consist of all Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends on Geneva Stock, interest and other income from Stock Fund investments, Company Contributions to be invested in the Geneva Stock Fund and proceeds from sales of Geneva Stock and Stock Fund investments.





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                          (f)     The Life Insurance Fund shall be invested in
                 life insurance policies on the lives of those Participants who elected before September 1, 1989 to have their Accounts invested in life insurance contracts. As of September 1, 1989, Participants whose Accounts were not invested in the Life Insurance Fund could not (and still cannot) elect to invest their Accounts in the Life Insurance Fund.

         4. Effective August 1, 1997, Section 8.4 shall be amended to read as follows:

                 8.4 Investment of Accounts. A Participant's Pension Contribution Account shall be invested in the Balanced Fund, which may consist of a Balanced Fund that is different from the Balanced Fund for other Accounts. A Participant's Geneva Stock Account shall be invested solely in the Geneva Stock Fund, provided, however, that a Participant may, in accordance with Section 8.5, elect to transfer an amount from the Geneva Stock Fund to those Investment Funds selected under this Section. A Participant's Salary Deferral Account, Discretionary Contribution Account, Matching Contribution Account and Rollover Account, if any, shall be apportioned among one or more of the Investment Funds in such whole percentages as the Participant may specify pursuant to the election procedures prescribed by the Company. If the Company receives no valid investment directions from the Participant, such Accounts shall be invested entirely in the Short-Term Income Fund. A Participant may change the investment instructions with respect to future contributions with such frequency as shall be established by the Company. Any such change shall be made in the manner prescribed by the Company.

         5. Effective August 1, 1997, Section 8.5 shall be amended to read as follows:

                 8.5 Transfers Among Accounts. With such frequency as shall be established by the Company, a Participant may elect to transfer all or any part of his or her Accounts (except for his or her Pension Contribution Account and Geneva Stock Account) to one or more of the Investment Funds in the manner prescribed by the Company. Any such transfer shall be applicable as soon administratively feasible pursuant to the procedure established by the Company. With





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         respect to the Geneva Stock Account, prior to the end of each Plan quarter, a Participant may elect to transfer ten percent (10%) of the vested portion of his or her Geneva Stock Account to one or more of the Investment Funds (other than the Life Insurance Fund) as elected pursuant to Section 8.4. Such a transfer from the Geneva Stock Account shall be effective as soon as administratively feasible following the end of the Plan quarter in which the election is made. Upon attainment of age 55, a Participant may elect prior to the end of each Plan quarter to transfer all (or any portion in 10% increments) of his or her Geneva Stock Account to one or more of the Investment Funds as elected pursuant to Section 8.4. Any transfer from the Geneva Stock Fund shall be made in accordance with the requirements of this Section
         8.5 and such additional rules as may be prescribed by the Company.

         6. Effective August 1, 1997, Section 8.6 shall be amended to read as follows:

         Each Account shall be revalued at fair market value and adjusted each Valuation Date for contributions, distributions and other items since the last Valuation Date, to reflect the Participant's share of any realized or unrealized investment income, gains, losses and investment expenses of the Fund or Funds in which such Account was invested that have accrued since the prior Valuation Date. A Participant's share shall be proportionate to the ratio that the adjusted balance in his or her Account bears to the total adjusted balances of all Accounts invested in the Funds determined as of the Valuation Date.

         7. Effective August 1, 1997, Section 8.8 shall be amended to read as follows:

         8.8  Life Insurance Fund Rules.

         (a) No Participant shall have any right, title, interest or incident of ownership in any life insurance contract purchased by the Trustee, except at the time or times and upon the terms and conditions set forth in this Plan.
The Trustee shall be the sole owner of all incidents of ownership in each life insurance contract but the Company may direct the Trustee as to the exercise of all such incidents of ownership.

         (b) The aggregate premiums for all ordinary life insurance purchased for each Participant shall at all times be less than 50% of the Company Contributions allocated to the Participant's Accounts, 25% in the case of term insurance. In the event that





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payment of any life insurance premiums would cause the aggregate premiums to exceed these limitations, then the premium will not be made, and the insurance contract shall be converted to a paid-up contract. Alternatively, the face amount of insurance shall be reduced so that the premium will not exceed the limitations.

         (c) Upon the death of a Participant, the proceeds of any life insurance contract(s) will be paid to the Trustee and distributed in accordance with the terms of this Plan. Upon a Participant's change in investment election involving a transfer of all of his or her assets out of the Life Insurance Fund, the life insurance contract must be surrendered and the cash value of the surrendered contract shall be paid to the Trustee to be disposed of in accordance with the terms of this Plan and the Participant's investment election. Upon a Participant's termination of employment, the life insurance contract must be surrendered and the cash value of the surrendered contract shall be paid to the Trustee to be disposed of in accordance with the terms of this Plan unless the Participant has elected to receive a lump sum distribution of his or her Plan Benefit, in which case the Participant may elect to receive either the cash value of the surrendered contract, or a distribution of the contract.

         8. Section 10.4 shall be amended by deleting the third sentence thereof, and inserting the following in its place:

         Notwithstanding any other provision of the Plan to the contrary, distribution of the Plan Benefit of a Participant shall be made no later than April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the employee retires. Notwithstanding the above, Section 10.04(b) shall not apply to any Participant who is a "5-percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2. To the extent that the Commissioner of the Internal Revenue Service determines in a ruling, notice or other document of general authority, that the required beginning date set forth in the Plan prior to January 1, 1997 for distributions with respect to Participants who remain Employees on or after attaining age 70 1/2 constitutes a "protected benefit" within the meaning of section 411(d)(6) of the Code, the provisions of the Plan in effect as of December 31, 1996 shall continue to apply, as elected by the Participant.





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         9.      Section 15.1 shall be amended by deleting the last paragraph thereof.

         10. Effective October 12, 1996, Section 16.8 shall be added to the Plan as follows:

                 16.8 Military Service Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Loan payments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

         11. Effective May 1, 1997, Section 18.5 shall be added to the Plan as follows:

                 18.5 Transfer to Union Plan. If an Employee ceases to be an Eligible Employee and commences participation in the Company's Union Employee Savings and Pension Plan (the "Union Plan"), his or her Accounts may be transferred, at the request of the Participant, to the Union Plan and he or she shall be subject to the Union Plan's vesting schedule; provided, however, that the Participant shall suffer no reduction in the vested percentage of his or her Accounts transferred to the Union Plan.

         12. Section 19.9 shall be amended by deleting the last sentence thereof.

         13. Section 19.18 shall be deleted in its entirety and the remaining Sections of the Plan renumbered accordingly. Former Section 19.19 (renumbered Section 19.18) shall be amended to read as follows:

                 19.18 "Investment Funds" means the Funds established under the Trust Fund pursuant to Section 8.2.

         14. Section 1.2 of Appendix I shall be amended by replacing "3.1(c)" with "3.1(d)."

         15. Section 1.3 of Appendix I shall be amended by replacing "2.1(c)" with "2.1(d)."





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         16.     Section 1.8 of Appendix I shall be amended to read as follows:

                 1.8      "Highly Compensated Employee" means an active
         Employee who:

                          (a) During the look-back year received Total Compensation of more than $80,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and was a member of the Top-Paid Group; or

                          (b) At any time during the look-back year or the determination year was a five-percent owner (as defined in section 416(i)(1) of the Code).

                 For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and regulations thereunder.

                 The term "Highly Compensated Employee" shall also include a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                 The Company may elect to modify the method described in this Section for defining "Highly Compensated Employee" by electing to apply the $80,000 limit described above without regard to whether an Employee is in the Top-Paid Group.

         17. Section 1.11(e) of Appendix I shall be amended by replacing "402(a)(8)" with "402(e)(3)."

         18. Section 1.12 of Appendix I shall be amended by the addition of the following at the end thereof:





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         The Company may elect, in a consistent and uniform manner, to apply one or more of the age-and-service-based exclusions above by substituting a younger age or shorter period of service, or by not excluding individuals on the basis of age or service.

         19.     Section 2.1 of Appendix I shall be amended to read as follows:

                 2.1 Percentage Limitations. The Plan shall satisfy the average deferral percentage test, as provided in section 401(k)(3) of the Code and the regulations issued thereunder. Subject to the special rules described in this Appendix, the Salary Deferral Contributions of Highly Compensated Employees shall not exceed the limits described below:

                          (a) A "Deferral Percentage" shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a Participant or is eligible to participate in the Plan, which Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee's Salary Deferral Contributions for the Plan Year to the Highly Compensated Employee's Section 414(s) Compensation for the Plan Year;

                          (b) For Plan Years beginning prior to January 1, 1997, a Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year, is a Participant or is eligible to participate in the Plan, which Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee's Salary Deferral Contributions for the Plan Year to the Nonhighly Compensated Employee's
                 Section 414(s) Compensation for the Plan Year;

                          (c) For Plan Years beginning after December 31, 1996, and except to the extent that the Company elects (in accordance with applicable law) to apply Subsection (b) rather than this Subsection (c), a Deferral Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the preceding Plan Year, was a Participant or who was eligible to participate in the Plan, which Deferral





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                 Percentage shall be the ratio, calculated to the nearest
                 one-hundredth of one percent, of the Nonhighly Compensated Employee's Salary Deferral Contributions for the preceding Plan Year to the Nonhighly Compensated Employee's Section 414(s) Compensation for the preceding Plan Year;

                          (d) The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Before-Tax Contributions and shall be reduced, pursuant to Section 2.2 of this Appendix I, to the extent that the average Deferral Percentage (the "Before-Tax Percentage") of Highly Compensated Employees exceeds the greater of (i) 125 percent of the Before-Tax Percentage of Nonhighly Compensated Employees or
                 (ii) the lesser of (A) 200 percent of the Before-Tax Percentage of Nonhighly Compensated Employees or (B) the Before-Tax Percentage of Nonhighly Compensated Employees plus two percentage points.

         20.     Section 2.2 of Appendix I shall be amended to read as follows:

                 2.2 Reduction of Salary Deferred Contributions. The reduction of the Salary Deferral Contributions of Highly Compensated Employees as required by Section 2.1(d) of this Appendix I shall be made on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee. Such reductions in Before-Tax Contributions shall be made in accordance with applicable regulations and shall constitute "Excess Before-Tax Contributions." For all affected Highly Compensated Employees such Excess Before-Tax Contributions shall be eliminated as provided for in Article 5 of this Appendix I.

         21.     Section 3.1 of Appendix I shall be amended to read as follows:

                 3.1 Percentage Limitations. To the extent Matching Contributions are not treated as Salary Deferral Contributions and tested under Article 2 of this Appendix I, the Aggregate 401(m) Contributions of Highly Compensated Employees for any Plan Year shall not exceed the limits described below:

                          (a) A "Contribution Percentage" shall be determined
                 for each Highly Compensated





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                 Employee who, at any time during the Plan Year, is a
                 Participant or is eligible to participate in the Plan, which Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee's Aggregate 401(m) Contributions for the Plan Year to the Highly Compensated Employee's Section 414(s) Compensation for the Plan Year;

                          (b) For Plan Years beginning prior to January 1,
                 1997, a Contribution Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the Plan Year, is a Participant or is eligible to participate in the Plan, which Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee's Aggregate 401(m) Contributions for the Plan Year to the Nonhighly Compensated Employee's Section 414(s) Compensation for the Plan Year;

                          (c) For Plan Years beginning after December 31, 1996, and except to the extent that the Company elects (in accordance with applicable law) to apply Subsection (b) rather than this Subsection (c), a Contribution Percentage shall be determined for each Nonhighly Compensated Employee who, at any time during the preceding Plan Year, was a Participant or who was eligible to participate in the Plan, which Contribution Percentage shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Nonhighly Compensated Employee's Aggregate 401(m) Contributions for the preceding Plan Year to the Nonhighly Compensated Employee's Section 414(s) Compensation for the preceding Plan Year; and

                          (d) The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate 401(m) Contributions and shall be reduced, pursuant to Section 3.2 of this Appendix I, to the extent that the average of the Contribution Percentages (the "Aggregate 401(m) Percentage") of Highly Compensated Employees exceeds the greater of (1) 125 percent of the Aggregate 401(m) Percentage of Nonhighly Compensated Employees or (2) the lesser of





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                 (A) 200 percent of the Aggregate 401(m) Percentage of
                 Nonhighly Compensated Employees or (B) the Aggregate 401(m) Percentage of Nonhighly Compensated Employees plus two percentage points.

         22.     Section 3.2 of Appendix I shall be amended to read as follows:

                 3.2 Reduction of Aggregate 401(m) Contributions. The reduction in the Aggregate 401(m) Contributions of Highly Compensated Employees as required by Section 3.1(d) of this Appendix I shall be made on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee. Such reductions shall be made in accordance with applicable regulations and shall constitute "Excess Aggregate 401(m) Contributions." For all affected Highly Compensated Employees, such Excess Aggregate 401(m) Contributions shall be eliminated as provided for in Article 5 hereof.

         IN WITNESS WHEREOF, the Company hereby adopts this First Amendment this 25th day of June, 1997.


                                           GENEVA STEEL



                                           By   /s/ Carl E. Ramnitz
                                           ---------------------------------

                                           As Its Vice President Human Resources




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